UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: June 30, 2010
(Date of earliest event reported)
Energy, Inc.
(Exact name of registrant as specified in its charter)

Montana (State or other jurisdiction of incorporation)	1-34585 (Commission File Number)	27-0573782 (I.R.S. Employer Identification No.)

1 First Avenue South, Great Falls, Montana (Address of principal executive offices)	59401 (Zip Code)
(406) 791-7500
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
Energy, Inc. (the “Company”) held its annual meeting of shareholders on June 30, 2010 in Mentor, Ohio. The matters voted on and the results of the vote are as follows:
Proposal 1
The following persons were elected to the Company’s board of directors to hold office until the 2011 annual meeting of shareholders or until their respective successors are elected and qualified:

	Number of Votes
	For	Withheld	Broker Non-Votes
W.E. ‘Gene’ Argo	4,468,070	121,392	1,141,004
Terence P. Coyne	4,474,649	114,813	1,141,004
Gregory J. Osborne	4,422,223	167,239	1,141,004
Richard M. Osborne	4,446,745	142,717	1,141,004
James R. Smail	4,467,462	122,000	1,141,004
Thomas J. Smith	4,418,816	170,646	1,141,004
Michael T. Victor	4,474,132	115,330	1,141,004
Proposal 2
The approval of the reincorporation of the Company from Montana to Ohio received the following vote:

Number of Votes
For	Against	Abstain	Broker Non-Votes
4,119,326	430,380	39,756	1,141,004
The Company expects to effect the reincorporation by July 9, 2010.
Proposal 3
The ratification of the appointment of Hein & Associates LLP as the Company’s independent auditor for the fiscal year ending December 31, 2010 received the following vote:

Number of Votes
For	Against	Abstain
5,592,358	82,082	56,026

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy, Inc.
By:	/s/ Thomas J. Smith
	Name:	Thomas J. Smith
	Title:	Vice President and Chief Financial Officer

Dated July 2, 2010

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